                                                                  Exhibit 24
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                              POWER OF ATTORNEY


     WHEREAS, PACIFIC TELESIS GROUP, a Nevada corporation (the "Corporation"), proposes to file with the Securities and Exchange Commission (the "SEC"), under the provisions of the Securities Act of 1934, as amended, an Annual Report on Form 10-K; and

     WHEREAS, each of the undersigned is a director of the Corporation;


     NOW, THEREFORE, each of the undersigned, hereby constitutes and appoints P. J. Quigley, W. E. Downing and R. W. Odgers, and each of them, his/her attorney for him/her in his/her stead, in his/her capacity as a director of the Corporation, to execute and file such Annual Report on Form 10-K, and any and all amendments, modifications or supplements thereto, and any exhibits thereto, and granting to each of said attorneys full power and authority to sign and file any and all other documents and to perform and do all and every act and thing whatsoever requisite and necessary to be done as fully, to all intents and purposes, as he/she might or could do if personally present at the doing thereof, and hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof in connection with effecting the filing of the Annual Report on Form 10-K.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his/her hand this 24th day of January, 1997


/s/ Gilbert F. Amelio                              /s/ Mary S. Metz
Gilbert F. Amelio, Director                        Mary S. Metz, Director


/s/ William P. Clark                              /s/ Lewis E. Platt
William P. Clark, Director                        Lewis E. Platt, Director


/s/ Herman E. Gallegos                            /s/ Toni Rembe
Herman E. Gallegos, Director                      Toni Rembe, Director


/s/ Frank C. Herringer                            /s/ S. Donley Ritchey
Frank C.  Herringer, Director                            S.  Donley Ritchey,
Director


/s/ Richard M. Rosenberg
Richard M. Rosenberg, Director







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



                              POWER OF ATTORNEY


     WHEREAS, PACIFIC TELESIS GROUP, a Nevada corporation (the "Corporation"), proposes to file with the Securities and Exchange Commission (the "SEC"), under the provisions of the Securities Act of 1934, as amended, an Annual Report on Form 10-K; and

     WHEREAS, each of the undersigned is an officer or director, or both, of the Corporation, as indicated below under his name;

     NOW, THEREFORE, each of the undersigned, hereby constitutes and appoints P. J. Quigley, W. E. Downing and R. W. Odgers, and each of them, his attorney for him in his stead, in his capacity as an officer or director, or both, of the Corporation, to execute and file such Annual
Report on Form 10-K, and any and all amendments, modifications or supplements thereto, and any exhibits thereto, and granting to each of said attorneys full power and authority to sign and file any and all other documents and to perform and do all and every act and thing whatsoever requisite and necessary to be done as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, and hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof in connection with effecting the filing of the Annual Report on Form 10-K.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this 24th day of January, 1997.



/s/ Philip J. Quigley                          /s/ William E. Downing
Philip J. Quigley                              William E. Downing
Chairman of the Board, President               Executive Vice President,
 and Chief Executive Officer                   Chief Financial Officer and
                                               Treasurer




















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